As Filed with the Securities and Exchange Commission on August 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0761159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

1998 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Jeffrey H. Margolis, President and Chief Executive Officer

The TriZetto Group, Inc.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

(Name and address of agent for service)

(949) 719-2200

(Telephone number, including area code, of agent for service)

Copy to:

K.C. Schaaf, Esq.

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	11,204,657	$6.65	$13,300,000	$1,685.11

(1)	The shares of common stock being registered represent shares of common stock available for issuance upon the exercise or grant of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units and performance awards under the registrant’s 1998 Long-Term Incentive Plan. The “Amount to be Registered” includes 9,204,657 shares of common stock formerly issuable upon the exercise of options under the registrant’s Amended and Restated 1998 Stock Option Plan, that are now issuable under the registrant’s 1998 Long-Term Incentive Plan, and an additional 2,000,000 shares of common stock that were approved for issuance under the registrant’s 1998 Long-Term Incentive Plan as of the date of adoption of the 1998 Long-Term Incentive Plan. 2,204,657 of the shares being registered under this Registration Statement were previously registered on a Registration Statement on Form S-8 filed on December 14, 1999 (Registration Statement No. 333-92729); 3,200,000 of the shares being registered under this Registration Statement were previously registered on a Registration Statement on Form S-8 filed on August 7, 2000 (Registration Statement No. 333-43220); 1,800,000 of the shares being registered under this Registration Statement were previously registered on a Registration Statement on Form S-8 filed on June 26, 2001 (Registration Statement No. 333-63902); and 2,000,000 of the shares being registered under this Registration Statement were previously registered on a Registration Statement on Form S-8 filed on June 30, 2003 (Registration Statement No. 333-106673). This Registration Statement also includes additional shares of common stock that may become issuable as a result of one or more adjustments under the 1998 Long-Term Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee with respect to the additional 2,000,000 shares of common stock registered hereby which are issuable under the registrant’s 1998 Long-Term Incentive Plan that have not been previously registered, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the Common Stock on August 3, 2004, which was $6.65 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of the instructions to this Registration Statement on Form S-8 will be sent or given to participants in the The TriZetto Group, Inc. 1998 Long-Term Incentive Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1993. These documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement in accordance with Rule 428(b) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference:

(a) The registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Commission on February 26, 2004;

(b) The registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on May 10, 2004, and for the quarter ended June 30, 2004, as filed with the Commission on August 6, 2004;

(c) The registrant’s Current Reports on Form 8-K filed with the Commission on January 14, 2004, February 3, 2004, April 19, 2004, April 27, 2004, July 16, 2004 and July 29, 2004; and

(d) The description of the registrant’s common stock that is contained in the registrant’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act with the Commission on October 1, 1999, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The registrant’s Bylaws provide that it will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). The registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The registrant maintains liability insurance for its officers and directors.

In addition, the registrant’s Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty to the registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the registrant, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the registrant), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	1998 Long-Term Incentive Plan (incorporated by reference to Appendix B of the registrant’s Definitive Proxy Statement filed with the Commission on April 15, 2004).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page to the Registration Statement).

Item 9.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 10th day of August, 2004.

THE TRIZETTO GROUP, INC.

By:	/s/ JEFFREY H. MARGOLIS
Jeffrey H. Margolis President, Chief Executive Officer, and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned directors and officers of The TriZetto Group, Inc., do hereby constitute and appoint Jeffrey H. Margolis and James C. Malone, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY H. MARGOLIS Jeffrey H. Margolis	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 10, 2004

/s/ JAMES C. MALONE James C. Malone	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2004

/s/ LOIS A. EVANS Lois A. Evans	Director	August 5, 2004

/s/ THOMAS B. JOHNSON Thomas B. Johnson	Director	August 6, 2004

/s/ WILLARD A. JOHNSON, JR. Willard A. Johnson, Jr.	Director	August 10, 2004

S-1

Signature	Title	Date

/s/ PAUL F. LEFORT Paul F. LeFort	Director	August 6, 2004

/s/ DONALD J. LOTHROP Donald J. Lothrop	Director	August 6, 2004

David M. Thomas	Director	August , 2004

S-2

EXHIBIT INDEX

Number	Description

4.1	1998 Long-Term Incentive Plan (incorporated by reference to Appendix B of the registrant’s Definitive Proxy Statement filed with the Commission on April 15, 2004).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page to the Registration Statement).